Applied Signal Technology, Inc.
Exhibit 31.1

I, William B. Van Vleet III, certify that:

  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Applied Signal Technology, Inc.; and
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
/s/ William B. Van Vleet III
William B. Van Vleet III Chief Executive Officer	January 21, 2011